Form of Amendment to the
Investment Advisory Agreement

USAA Asset Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to Section 1(b) of the Advisory Agreement dated as of August 1, 2006, between USAA Mutual Funds Trust (the Trust) and USAA Investment Management Company as transferred to USAA Asset Management Company (AMCO) (the Manager), please be advised that the Trust has established four new series of its shares, namely, the Cornerstone Conservative Fund, Cornerstone Moderately Conservative Fund, Cornerstone Aggressive Fund, and Cornerstone Equity Fund (the Funds), and please be further advised that the Trust desires to retain the Manager to render investment advisory services under the Advisory Agreement to the Funds at the fees stated below:

ADVISORY FEE SCHEDULE

USAA Cornerstone Conservative Fund	0.00%*
USAA Cornerstone Moderately Conservative Fund	0.50%
USAA Cornerstone Aggressive Fund	0.75%
USAA Cornerstone Equity Fund	0.00%*

 * The USAA Cornerstone Conservative Fund and the USAA Cornerstone Equity Fund initially will be structured as funds-of-funds portfolios.  However, each such Fund reserves the right at any time in the future, subject to the approval of the Board of Trustees, to cease operating as a fund-of-funds and instead to invest directly in equity, fixed income and other instruments issued by operating companies and other types of issuers (which may include investment company issuers).  If the Cornerstone Conservative Fund or the Cornerstone Equity Fund is restructured to invest directly in equity, fixed income and other instruments issued by operating companies and other types of issuers, the investment management fee will be equal to an annual rate of 0.50% of average daily net assets for the USAA Cornerstone Conservative Fund and 0.75% of average daily net assets for the USAA Cornerstone Equity Fund.

In addition, revised Schedule A to the Advisory Agreement reflecting the addition of the Funds to the Advisory Agreement is attached hereto as Exhibit A and is hereby approved.

Please state below whether you are willing to render such services at the fee stated above.

                                                                                                                                                          USAA MUTUAL FUNDS TRUST

Attest: _______________________                                                                                     By:  ___________________________
            Christopher P. Laia                                                                                                                    Daniel S. McNamara
            Secretary                                                                                                                                      President

Dated:

We, as the sole shareholder of the above named Funds, do hereby approve the Advisory Agreement and are willing to render investment advisory services to the USAA Cornerstone Conservative Fund, USAA Cornerstone Moderately Conservative Fund, USAA Cornerstone Aggressive Fund, and USAA Cornerstone Equity Fund at the fees stated above. In addition, we approve Exhibit A hereto as revised Schedule A to the Advisory Agreement.

                                                                                                                                            USAA ASSET MANAGEMENT COMPANY

Attest: ______________________                                                                           By: ____________________________
            Christopher P. Laia                                                                                                     R. Matthew Freund
            Secretary                                                                                                                      Senior Vice President

Dated:

EXHIBIT A

SCHEDULE A TO ADVISORY AGREEMENT

LISTING OF FUNDS

NAME OF FUND

Aggressive Growth Fund
Capital Growth Fund
California Bond Fund
California Money Market Fund
Cornerstone Conservative Fund
Cornerstone Moderate Fund
Cornerstone Moderately Conservative Fund
Cornerstone Moderately Aggressive Fund
Cornerstone Aggressive Fund
Cornerstone Equity Fund
Emerging Markets Fund
First Start Growth Fund
Global Opportunities Fund
Government Securities Fund
Growth & Income Fund
Growth and Tax Strategy Fund
Growth Fund
High Income Fund
Income Stock Fund
Income Fund
Intermediate-Term Bond Fund
International Fund
Managed Allocation Fund
Money Market Fund
New York Bond Fund
New York Money Market Fund
Precious Metals and Minerals Fund
Real Return Fund
Science & Technology Fund
Short-Term Bond Fund
Small Cap Stock Fund
Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Tax Exempt Intermediate-Term Fund
Tax Exempt Long-Term Fund
Tax Exempt Money Market Fund
Tax Exempt Short-Term Fund
Treasury Money Market Trust
Total Return Strategy Fund
Ultra Short-Term Bond Fund
Value Fund

Virginia Bond Fund
Virginia Money Market Fund
World Growth Fund

Schedule B-1 to Advisory Agreement - Listing of Funds
with Performance Adjustment

Name of Fund1	Performance Index	Annual Basic Fee Rate
Aggressive Growth Fund	Lipper Large-Cap Growth Funds Index	*
Cornerstone Moderate Fund	Lipper Balanced Funds Index	.75%
California Bond Fund	Lipper California Municipal Debt Funds Index	**
Capital Growth Fund	Lipper Global Funds Index	.85%
Cornerstone Moderately Aggressive Fund	Lipper Global Flexible Funds Index	.75%
Emerging Markets Fund	Lipper Emerging Markets Funds Index	1.00%
First Start Growth Fund	Lipper Flexible Portfolio Funds Index	.75%
Government Securities Fund	Lipper Intermediate U.S. Government Funds Index	.125%
Growth & Income Fund	Lipper Multi-Cap Core Funds Index	.60%
Growth and Tax Strategy Fund	Composite Consisting of 51% of the Lipper General Municipal Bond Funds Index and 49% of the Lipper Large Cap Core Funds Index	.50%
Growth Fund	Lipper Large-Cap Growth Funds Index	.75%
High Income Fund	Lipper High Current Yield Index	.50%
Income Stock Fund	Lipper Equity Income Funds Index	.50%
Income Fund	Lipper Corporate Debt Funds A Rated Index	.24%
Intermediate-Term Bond Fund	Lipper Intermediate Investment Grade Debt Funds Index	***
Tax Exempt Intermediate-Term Fund	Lipper Municipal Debt Funds Index	.28%
International Fund	Lipper International Funds Index	.75%
Tax Exempt Long-Term Fund	Lipper General Municipal Debt Funds Index	.28%
New York Bond Fund	Lipper New York Municipal Debt Funds Index	**
Precious Metals and Minerals Fund	Lipper Gold Funds Index	.75%
Science & Technology Fund	Lipper Science & Technology Funds Index	.75%
Tax Exempt Short-Term Bond Fund	Lipper Short Investment Grade Debt Funds Index	.24%
Short-Term Fund	Lipper Short Municipal Debt Funds Index	.28%
Small Cap Stock Fund	Lipper Small-Cap Core Funds Index	.75%
Total Return Strategy Fund	Lipper Flexible Portfolio Funds Index	.65%
Ultra Short-Term Bond Fund	Lipper Ultra Short Funds Index	.24%
Value Fund	Lipper Multi-Cap Value Funds Index	.75%
Virginia Bond Fund	Lipper Virginia Municipal Debt Funds Index	**
World Growth Fund	Lipper Global Funds Index	.75%

*
The fee is computed at one-half of one percent (.50%) of the first $750 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $750 million but not over $1.5 billion, and one-third of one percent (.33%) of the portion of average net assets over $1.5 billion.

**
The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.  In calculating the fee for the Fund, the average net assets of the California Bond Fund, the New York Bond Fund, and the Virginia Bond Fund are combined with the average net assets of the California Money Market Fund, the Ney York Money Market Fund, and the Virginia Money Market Fund, respectively, and the fee is allocated pro rata based upon the average net assets of the two Funds.

***
The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.

1 The Performance Adjustment initially will be determined by reference to the sole outstanding class of shares of each Fund.  If, in the future, a Fund offers more than one class of shares, the Performance Adjustment for that Fund will continue to be determined by reference to the initial class of shares, unless the Board determines otherwise.

Schedule B-2 to Advisory Agreement - Performance Adjustment Rate

EQUITY FUNDS

Aggressive Growth Fund Cornerstone Moderate Fund Capital Growth Fund Cornerstone Moderately Aggressive Fund Emerging Markets Fund First Start Growth Fund Growth & Income Fund Growth Fund	Income Stock Fund International Fund Science & Technology Fund Small Cap Stock Fund Total Return Strategy Fund Value Fund World Growth Fund
Over/Under Performance Relative to Index (in basis points)	Performance Adjustment Rate (in basis points as a percentage of average net assets)
+/- 100 to 400 +/- 401 to 700 +/- 701 and greater	+/- 4 +/- 5 +/- 6

FIXED INCOME FUNDS

California Bond Fund Government Securities Fund Growth and Tax Strategy Fund High Income Fund Income Fund Intermediate-Term Bond Fund	Tax Exempt Intermediate-Term Fund Tax Exempt Long-Term Fund New York Bond Fund Short-Term Bond Fund Tax Exempt Short-Term Fund Ultra Short-Term Bond Fund Virginia Bond Fund
Over/Under Performance Relative to Index (in basis points)	Performance Adjustment Rate (in basis points as a percentage of average net assets)
+/- 20 to 50 +/- 51 to 100 +/- 101 and greater	+/- 4 +/- 5 +/- 6